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                                                                   Exhibit 23.2

                         CONSENT OF INDEPENDENT AUDITORS


We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated February 16, 2000 relating to the financial statements and financial statement schedules, which appears in NCO Group, Inc.'s Annual Report on Form 10-K for the year ended December 31, 2000. We also consent to the references to us under the headings "Experts" in such Registration Statement.


/s/ PricewaterhouseCoopers LLP

Philadelphia, PA
May 23, 2001